UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

OSIRIS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

for the Annual Meeting of Stockholders of

OSIRIS THERAPEUTICS, INC.

To be held 12:00 pm, local time, on Thursday, May 27, 2010, at the

Offices of Osiris Therapeutics, Inc.,7015 Albert Einstein Drive, Columbia, Maryland 21046

This is not a ballot.  You cannot use this notice to vote. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

Please visit http://www.stocktrans.com/eproxy/Osiris2010 where the following materials are available for your review:

PROXY STATEMENT

2009 ANNUAL REPORT TO STOCKHOLDERS and FORM 10-K

PROXY CARD

If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before May 1, 2010 to facilitate timely delivery.  To request a paper copy of these items or directions to the offices of Osiris Therapeutics, Inc. should you choose to attend the Annual Meeting of Stockholders and vote in person, either:

•      Call our toll-free number – (866) 360-7311; or

•      Visit our website at http://www.stocktrans.com/eproxy/Osiris2010; or

•      Send us an e-mail at proxynotice@stocktrans.com

Please clearly identify the items you are requesting, our company name, and your name along with the Stockholder Control Number located in the lower right hand corner of this notice, and the name and address to which the materials should be mailed.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Osiris Therapeutics, Inc. has been called for the time and place stated above to consider and act upon the following matters:

•      The election of two members of the Board of Directors, each for a three-year term and until their respective successors are duly elected and qualified;

•      To approve the proposal to change our state of incorporation from Delaware to Maryland, through and including a merger with and into our wholly owned Maryland subsidiary, Osiris Maryland, Inc.;

•      To approve the amendment to our Amended and Restated 2006 Omnibus Plan to increase the aggregate number of shares of common stock that may be issued at any time pursuant to awards granted thereunder from 1,450,000 to 1,950,000 shares, and to extend the termination date, through which awards may be granted, from April 16, 2016 to May 27, 2020, and to re-approve the Amended and Restated 2006 Omnibus Plan, including for purposes of Section 162(m) of the Internal Revenue Code;

•      To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•      To consider such other business as may properly come before the 2010 Annual Meeting and any adjournment or postponement thereof.

Your Stockholder Control Number

The Board of Directors has fixed the close of business on April 9, 2010 as the record date for the determination of stockholders entitled to receive notice and to vote at the Annual Meeting. The Board of Directors unanimously recommends that you vote FOR the election of the nominees named in the proxy statement, FOR the reincorporation proposal, FOR the proposal to amend our Amended and Restated 2006 Omnibus Plan and to re-approve such plan, and FOR the ratification of the appointment of the independent registered public accounting firm.

You may vote on-line, by phone, by mail or in person.  If you wish to vote on-line or by phone, you will need your “Stockholder Control Number” (which can be found in the bottom right hand corner of this notice) and the web address or toll-free phone number, all of which will be included with or on the proxy card included on the Internet website stated above or mailed to you with a full set of printed proxy materials at your request.  No other personal information will be required in order to vote in this manner.  If you wish to vote by mail, simply print out the proxy card included on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card.  If you plan to attend the Annual Meeting in person, please bring this notice and valid picture identification with you.

By Order of the Board of Directors

Philip R. Jacoby, Jr.
Corporate Secretary